UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14(a)-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement.

[ ] Confidential, for use of the

    Commission only (as permitted by

    Rule 14a-6(e)(2)).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Section 240.14a-12

GTREX CAPITAL, INC.

_______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

______________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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 (2) Aggregate number of securities to which transaction applies:

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 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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GTREX CAPITAL, INC.

A Delaware Corporation

65 Enterprise

Aliso Viejo, CA  92656

(949) 330-7140

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

 June 30, 2006

Dear Shareholders:

The annual meeting of shareholders of GTREX Capital, Inc., a Delaware corporation (the “Company”), will be held at the Company’s corporate offices at 65 Enterprise, Aliso Viejo, CA 92656 at 10:00 a.m. local time, for the following purposes:

1)

To elect to the Board of Directors five (5) directors, to serve until the next Annual Meeting of Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal;

2)

To ratify the appoint Chisholm, Bierwolf and Nilson as the Company’s independent auditing firm for the fiscal year ended December 31, 2006;

3)

To ratify the appointment of Parson Law Firm as the Company’s general counsel; and

4)

To consider and vote upon a proposal to authorize the Board to withdraw the Company’s election to be treated as a business development company (“BDC”) pursuant to Section 54(c) under the Investment Company Act of 1940; and

5)

To transact such other business as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record shown on the books of GTREX Capital, Inc. at the close of business on June 14, 2006 will be entitled to vote at the meeting or any adjournment thereof.  Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please sign, date and return your proxy in the return envelope provided as soon as possible.  Please mail your completed and signed proxy to 65 Enterprise Drive, Aliso Viejo, California 92656 using the envelope provided by June 23, 2006 so that we will receive it prior to the annual meeting of shareholders.  Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense to GTREX Capital.

This notice, the proxy statement and the enclosed proxy are sent to you by order of the board of directors.

/s/ Christopher Berlandier Christopher Berlandier Chief Executive Officer

Aliso Viejo, California
May 31, 2006

GTREX CAPITAL, INC.,

A Delaware corporation

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 30, 2006

______________________________

This proxy statement is furnished to the stockholders of GTREX Capital, Inc., a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at the Company’s corporate offices at 65 Enterprise, Aliso Viejo, CA  92656 on June 30, 2006, at 10:00 a.m., local time.

The Meeting will be held to consider and vote on the following proposals:

1)  To elect to the Board of Directors five (5) directors, to serve until the next Annual Meeting of Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal; and

2) To ratify the appointment of Chisholm, Bierwolf & Nilson as the Company’s independent public accountants for the fiscal year ending December 31, 2006; and

3) To ratify the appointment of Parsons Law Firm as the Company’s general counsel; and

4)  To consider and vote upon a proposal to authorize the Board to withdraw the Company’s election to be treated as a business development company (“BDC”) pursuant to Section 54(c) under the Investment Company Act of 1940; and

5) To transact such other business as may properly come before the Meeting and any adjournments thereof.

The list of all stockholders of record on June 14, 2006, will be available at the Meeting and at the Company’s corporate offices at 65 Enterprise, Aliso Viejo, CA  92656 on June 30, 2006.

INCORPORATION BY REFERENCE

GTREX Capital, Inc., a Delaware corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, filed reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, DC 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http:/www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed on April 27, 2006, is incorporated by reference in this Proxy Statement.

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, for the year ended December 31, 2005, to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on June 14, 2006.

Requests should be addressed to the Company, to the attention of GTREX Capital, Inc., 65 Enterprise Drive, Aliso Viejo, California 92656.

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided to stockholders to explain the use of this Proxy Statement for this Meeting:

Only stockholders of record at the close of business on June 14, 2006 are entitled to vote at the Meeting. The Company's common stock is its only class of voting securities. As of May 19, 2006, the Company has 1,645,199,855 shares of common stock issued, of which 1,045,199,855 are outstanding.

REVOCABILITY OF PROXIES

A PROXY FOR USE AT THE MEETING IS ENCLOSED. ANY STOCKHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A STOCKHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY HIM BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.

VOTING AND SOLICITATION

Proxies are being solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by certain officers and directors of the Company, who will not receive any compensation therefore. Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS TO THE CONTRARY, PROPERTY EXECUTED PROXIES WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ABOVE.

No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

Each share of common stock is entitled to one vote for each share held as of record, and there are no preemptive rights. The Company's current Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws do not provide for cumulative voting for the election of directors or any other purpose.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence (in person or by proxy) at the annual meeting of the holders of a number of shares of our common stock representing more than 522,599,928 votes (in excess of one-half of the number of votes eligible to be voted at the annual meeting) will constitute a quorum for transacting business.  In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified.

The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.

The Company will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

Further, the Company intends to count broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

This Proxy Statement and the form of proxy will be mailed to stockholders on or about June 9, 2006.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders for the fiscal year ending December 31, 2006, must be received by the Company no later than March 31, 2007, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The directors of the Company currently have terms which will end at the next annual meeting of the stockholders of the Company hereby noticed, or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors.  There are no family relationships between any directors or executive officers of the Company.

The following sets forth certain biographical information concerning the following persons, whom have been nominated by the Board of Directors to be directors of the Company:

Christopher Berlandier, Chief Executive Officer, President, Chief Compliance Officer and Director – Mr. Berlandier was a founder of Global Travel Exchange, Inc. and has served as an officer and director of GTREX Capital, Inc. since 2004. Mr. Berlandier is an executive manager and entrepreneur in technology and system services companies. With his rich business and information technology background, over the last sixteen years, Mr. Berlandier has initiated and led to growth several software consulting and product development companies. As founder, CEO, CTO he led the creation and development of Securesoft Systems Inc. (2001-2004) that provided corporations and government entities with a portable and scalable collaborative compliance software solution that was efficient, cost-effective and maintenance free. Mr. Berlandier was awarded Congressional Medal of merit for Small Business Contribution to the community and was appointed to the National Business Advisory Council. Mr. Berlandier studied computer science engineering and business administration at Long Beach State University.

James Bickel, Chief Operating Officer and Director - Mr. Bickel has over 40 years experience in sales and senior management positions with manufacturing based companies, serving as the president of Allison Spring and Manufacturing (1968-1973), Bicor Machinery and Manufacturing (1974-1979), and Keel Corporation (1980-1986), all California based manufacturing companies of high tech metal parts and assemblies. From 1986 through 2002, Mr. Bickel served as vice president of Uniglobe USA and president of Uniglobe Midpacific, assisting in building a national travel franchise system with over 900 locations and later built golf retail franchise system. Since 2002, Mr. Bickel has acted as vice president and secretary of World Health and Education Foundation and as vice chairman of MedChannel LLC, a medical device company serving radiology and surgical markets.

Robert McCoy, Independent Director – Mr. McCoy is an experienced senior executive.  As president of Marquis Elevator, Inc. from 1975 to 1990, he built and later sold the largest independent elevator company in Nevada.  Subsequent to selling Marquis Elevator, Mr. McCoy was the General Manager of Canyon Investments, Inc. in Las Vegas, NV from 1990 to 1996.  Since 1996, Mr. McCoy has served as Facilities Manager for the Church of Jesus Christ of Latter Day Saints, responsible for 487,000 square feet of facilities in the Las Vegas area.  Mr. McCoy is a graduate of the University of Tennessee.

Gary Nerison, Independent Director – Mr. Nerison is an experienced entrepreneur in commercial real estate and loan brokerage companies. With his rich business commercial real estate background, over the last 36 years, Mr. Nerison has initiated and led to growth several commercial real estate and loan brokerage companies. In 1998, he founded a loan brokerage firm placing venture loans for new business, which he still currently manages.  Since 2002, he has been the Co-founder and President of World Health and Education Foundation, a charitable organization.  Mr. Nerison attended Augustana College in Sioux Falls, South Dakota with Major in Economics.  Mr. Nerison also serves on the Board of Directors of S3 Investment Company, Inc.

Douglas Perkins, Independent Director - Mr. Perkins is an experienced manager and entrepreneur, with a strong background in franchise licensing. Mr. Perkins is currently the Franchise Licensing Director for Fantastic Sams Northern California Region, with total responsibility for franchise sales in the 21 Central Western Coastal Counties of California, a position held since 2004. Mr. Perkins is also Co-Founder of a start-up company, Strokes Golf International, from 2000-2004 he was involved with franchise law, regulations, sales, marketing and business development. From 1991-2000 he was Director of Franchise Licensing for Uniglobe Travel, an International company with 1300 locations and 1 billion dollars in sales. During his tenure, Mr. Perkins also oversaw the operations and administrative departments, which dealt with travel agencies as large as $25,000,000 in annual travel sales. Mr. Perkins has an extensive background in the travel business and understands the operations and distribution system. In 1999 he was promoted to National Director Franchise Sales for Uniglobe Travel (USA) LLC, with 900+ travel agency locations. That same year, Mr. Perkins was presented The Lifetime Achievement Award, an honor no other person has received for franchise sales in Uniglobe Travel since its inception in 1980.

COMMITTEES

Each member of the Board of Directors other than Christopher Berlandier, also serves on the Audit and Compensation Committees of the Board of Directors. The Audit Committee recommends the engagement of the Company's independent accountants. In addition, the Audit Committee reviews comments made by the independent accountants with respect to internal controls and considers any corrective action to be taken by management; reviews internal accounting procedures and controls within the Company's financial and accounting staff; and reviews the need for any non-audit services to be provided by the independent accounts. The Audit Committee operates under a written charter.   The Compensation Committee establishes the annual compensation packages for the Company’s officers.

The Company does not have any employment contracts with its officers.

For the year ended December 31, 2005, the Company used Chisholm, Bierwolf & Nilson (“Chisholm”) as independent auditors. The auditor’s reports on the Company's financial statements for the last two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, Chisholm's opinion in its report on the Company's financial statements for last two years ended December 31, 2005 and 2004 included an explanatory paragraph which expressed substantial doubt with respect to the Company's ability to continue as a going concern.

Further, there have not been any disagreements with Chisholm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chisholm, would have caused them to make reference to the subject matter of the disagreement in connection with their audit report.

This report is submitted by the Audit Committee of the Board, which reviews with the independent auditors and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Company's annual financial statements and the results of the reviews of the quarterly financial statements for each of the first three quarters in the fiscal year with the independent auditors, and periodically reviews the Company's accounting policies and internal accounting and financial controls for the fiscal year ended December 31, 2005.

The Audit Committee has reviewed the audited balance sheets of the Company as of December 31, 2005 and 2004 and the audited statements of operations, investments, stockholders' equity and cash flows for each of the two years ended December 31, 2005, and has discussed them with both management and Chisholm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Chisholm that firms' independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on April 27, 2006.

Respectfully submitted by the Audit Committee the 19th day of May 2006:

James Bickel

Robert McCoy

Gary Nerison

Douglas Perkins

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for services in all capacities for the year ended December 31, 2005 paid to Christopher Berlandier.  No other executive officers received compensation exceeding $100,000 during the year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options	All Other Compensation

Christopher Berlandier Chief Executive Officer	2005	$51,500	$-0-	$-0-	--	--	--

OPTION/SAR GRANTS

No stock options were granted to the Company's executive officers, nor were any options exercised during the year ended December 31, 2005.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

The Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company, a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.

AUDIT COMMITTEE

The Board's Audit Committee consists of James Bickel, Robert McCoy, Gary Nerison and Douglas Perkins.

COMPENSATION OF DIRECTORS

The Company currently compensates its independent Directors at the rate of $2,000.00 per month.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and beneficial holders of more than 10% of the Company's common stock to file with the Commission initial reports of ownership and reports of changes in ownership and reports of changes in ownership of such equity securities of the Company. As of the date of this Proxy Statement, the Company believes that all reports which needed to be filed have been filed in a timely manner for the year ended December 31, 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Common Stock

As of the Record Date, there were 5 billion shares of Common Stock authorized with a stated value of $.001 per share, of which approximately 1,645,199,855 shares were issued and 1,045,199,855 are outstanding, with 3,354,800,145 shares authorized but not issued.  Each holder of the Company’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 30 million shares of Preferred Stock.  The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  The Company presently has no Preferred Stock outstanding.

Table Of Beneficial Ownership

The following table sets forth, as of May 19, 2006 the beneficial ownership of the Company's common stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares.

Name and Address(1)	Number of Shares Beneficially Owned	Class	Percentage of Class(2)
Christopher Berlandier CEO and Chairman	4,007,400	Common	*
Kenneth Wiedrich CFO and Secretary	-0-	Common	*
James Bickel Chief Operating Officer and Director	500,000	Common	*
Gary Nerison Director	-0-	Common	*
Douglas Perkins Director	-0-	Common	*
Robert McCoy Director	-0-		*
Huggins Limited	400,000,000	Common	38%
Star Wind Consultants	112,000,000	Common	11%
Translink, Co., Ltd.	96,000,000	Common	9%
Humphrey Company	96,000,000	Common	9%
All directors and executive officers (5 persons)	4,507,400	Common	*
*Denotes less than 1%

1)

Unless noted otherwise, the address for all persons listed is c/o the Company at 65 Enterprise, Aliso Viejo, CA  92656.

2)

Percentages based on 1,045,199,855 shares of common stock issued and outstanding as of May 19, 2006.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. The number of shares and percentages of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individuals has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

MATTERS FOR CONSIDERATION BY STOCKHOLDERS

GENERAL

PROPOSAL 1.   ELECTION OF DIRECTORS.

Five (5) directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of the Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company.  In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the five (5) nominees listed herein below, all of whom are recommended by management of the Company and who have consented to be named and to serve if elected.

In the event that any management nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors met or adopted actions by unanimous written consent approximately six times during the year ended December 31, 2005.

The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director.

The affirmative vote of a majority of the combined Votes Cast at the Meeting is required to elect the directors nominated below.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AS DIRECTOR

The following persons have been recommended by management of the Company and have consented to be named and to serve as members of the Company's Board of Directors if elected. Biographies of all such persons may be reviewed in the section of this Proxy Statement entitled "Directors and Executive Officers."

Christopher Berlandier (Chairman and Chief Executive Officer)

James Bickel (Chief Operating Officer)

Robert McCoy (Independent)

Gary Nerison (Independent)

Douglas Perkins (Independent)

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT.

The Board of Directors of the Company has appointed the accounting firm of Chisholm, Bierwolf & Nilson as independent certified public accountants for the Company for the year ending December 31, 2006, subject to stockholder approval. The Company has been advised that neither that firm nor any of its partners has any material relationship with the Company or any affiliate of the Company.

(a) Audit Fees: For the fiscal year ended December 31, 2005, Chisholm, Bierwolf & Nilson billed the Company $16,000 for the audit of the Company's annual financial statements for the year then ended and for pre-filing reviews for all Form(s) 10-Q for that fiscal year.

(b) Audit-Related Fees: NONE

(c) Tax Fees: NONE

(d) All Other Fees: NONE

(e) A representative of Chisholm, Bierwolf and Nilson is expected to be present at the Meeting to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions at the Meeting. In the event that the stockholders disapprove the appointment of independent public accountants for the Company, the Board of Directors will review its selection.

Approval of the appointment of Chisholm, Bierwolf & Nilson, independent certified public accountants for the Company for the year ending December 31, 2006, requires the affirmative vote of a majority of the combined Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2006.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF GENERAL COUNSEL

The Board of Directors of the Company has appointed Parsons Law Firm as general counsel for the Company until the Company’s next annual meeting, subject to stockholder approval. The Company has been advised that neither that firm nor any of its partners has any material relationship with the Company or any affiliate of the Company.

Approval of the appointment of Parsons Law Firm, general counsel for the Company, requires the affirmative vote of a majority of the combined Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S GENERAL COUNSEL.

PROPOSAL 4.  AUTHORIZATION TO WITHDRAW ELECTION AS A BUSINESS DEVELOPMENT COMPANY

Background

The Company is a closed-end investment company, which elected on January 25, 2005 to be regulated as Business Development Company (“BDC”) as defined in Section 54 of the Investment Company Act of 1940(“the Act”). As a BDC, the Company is subject to the Act, including certain provisions applicable only to BDC’s (the “BDC Provisions”), although it is excepted from certain provisions of the Act applicable to registered closed-end investment companies. BDC’s generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under “Investment Company Act Provisions Applicable to BDC’s.”

Historically, the Company intended to seek out investment securities as its core business.  As a BDC, the Company is required to maintain at least 70% of its assets in “eligible portfolio companies.”  An eligible portfolio company must meet certain criteria, among which is the requirement that they be domestic (US) companies.  The recent acquisition of Global Travel Partners, Inc., a Nevada company that has, as its subsidiaries, two wholly-owned Canadian companies, calls into question whether the Company will be able to continue meeting the 70% EPC requirement.  Further, the Company is contemplating several other investment opportunities, each of which would have an international element that could further effect the Company’s compliance. In consideration of the recent acquisition and the planned future operations of the Company, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that given the changing nature of the Company’s business and investment focus in international companies, the regulatory regime governing BDC’s is no longer appropriate and will hinder the Company’s future growth.  In addition, given the size of the projected investments, and the non-diversified nature of the Company’s portfolio, the Board believes that the Company will not be required to be regulated under the Act.

On May 1, 2006, the Board unanimously approved the proposal to authorize the Company’s unelection as a BDC as soon as practicable so that it may begin conducting business as an operating company rather than a BDC subject to the Act. If the stockholders approve this proposal to permit the Company to withdraw its BDC election, the withdrawal will become effective upon receipt by the SEC of the Company’s application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that the Company will not be deemed to be an investment company without the protection of its BDC election. After the Company’s application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Act applicable to BDC’s generally, including regulations related to insurance, custody, composition of its Board, affiliated transactions and any compensation arrangements.  If the stockholders approve this Proposal, and the Board does not withdraw the Company’s election to be treated as a BDC within six (6) months from the date of such approval, then the Company will present the matter to the stockholders again for approval prior to filing a withdrawal application.  In addition, if at any time a material change affects the Company, including a change in the Company’s capitalization, prior to the withdrawal being completed, a new proxy will be sent to  the Company’s shareholders with a description of the changes, and a new shareholder vote will be requested.

The Company has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including: (i) preparing a plan of operations in contemplation of such a change to the status for the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an “investment company” under the Act. As of the date hereof, the Company believes that the Company meets the requirements for filing an application to withdraw its election to be treated as a BDC.

If the proposal to withdraw the election to be treated as a BDC is approved, the Board expects to take the following actions to more fully implement its business plan:

(a)

Undertake additional work to improve current investments made in its subsidiary companies, including potentially having cross-representation on the Boards of Directors of GTREX Capital and the subsidiaries;

(b)

Increase the Company’s investments in foreign companies. Currently the Company is limited in its potential investments in foreign companies, under the Act;

(c)

Form, develop and manage new companies in the international arena, particularly in China, where some of its current subsidiaries operate.  However, if the Company elects to invest in China, it presents additional risks, which include, but are not limited to:

1)

Risks associated with currency fluctuations.  If the Company invests in China, it will be subject to fluctuations in the exchange rates between the U.S. dollar and the Chinese Yuan.  Any fluctuation in currency value between the U.S. dollar and Chinese Yuan could cause an increase in overall expenses that would exceed the achievable revenues from such activities.   If that were the case, the Company may have to cease or suspend operations in China, which could adversely effect the operations of all of the Company.

2)

Risks associated with market conditions.  If the Company invests in China, it risks fluctuations in market conditions, which may be the result of political, as well as economic changes within and without China.  Businesses such as GTREX may be limited or excluded from owning or working with Chinese companies, and such changes may occur without notice.  Any such changes could have a serious financial impact on the Company, including the possibility forcing the Company to cease its operations.

In addition, the Company expects to remain a fully reporting company, retain a majority of independent directors and appoint an audit committee.

Investment Company Act Provisions Applicable to BDC’s

Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to companies that do not have ready access to capital through conventional financial channels. More specifically, in order to qualify as a BDC, a company must (a) be a domestic company; (b) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Exchange Act; (c) operate for the purpose of investing in the securities of certain types of eligible portfolio companies, namely less seasoned or emerging companies and businesses suffering or just recovering from financial distress; (d) offer to extend significant managerial assistance to such eligible portfolio companies; and (e) file (or, under certain circumstances, intend to file) a proper notice of election with the SEC.

     The Investment Company Act of 1940 also imposes, among others, the following regulations on BDC’s:

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The issuance of senior equities and debt securities by a BDC is subject to certain limitations, certain of which restrictions the Company may have violated;

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The issuance of warrants and options by a BDC is subject to certain limitations;

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A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;

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A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;

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A BDC must carry its investments at value if a public trading market exists for its portfolio securities or fair value if one does not rather than at cost in its financial reports;

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The composition of a BDC’s Board is restricted (e.g., participation by investment bankers and certain other participants is limited), in addition, a majority of the Board must be independent members and certain activities by the Company must be approved by the independent members of the Board;

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There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

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There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than “qualifying assets” unless, at the time the acquisition is made, such “qualifying assets” represent at least 70% of the value of the BDC’s total assets. “Qualifying Assets” generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined as any issuer that (a)is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not “qualifying assets”, but such investments may not exceed 30% of the BDC’s total asset value at the time of such investment;

-

A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders, certain of which restrictions the Company may have violated; and

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A BDC is restricted in its ability to repurchase its shares directly from stockholders.

If the stockholders approve this proposal and the Board withdraws the Company’s election to be treated as a BDC, the Company would no longer be subject to regulation under the Act, which is designed to protect the interests of investors in investment companies. However, the Board would still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders.

As an operating company, the Company (i) would not be limited in the amount of excessive leverage that it could incur, (ii) would be permitted to issue Restricted Stock absent an order from the SEC, and (iii) would not be limited in the amounts or types of compensation that it could pay to executives.

In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(g) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-KSB, Form 10-QSB, Form 8-K, proxy statements and other reports required under the Exchange Act.  Regardless of whether the Company elects to remain as a BDC or withdraw its election to be so treated, the Company will continue to be required to file its periodic reports under the Exchange Act.  Withdrawal of the Company’s election to be treated as a BDC is not expected to have any affect on the Company’s trading status on the OTC Bulletin Board.

Reasons for the Potential Withdrawal of the Company as a BDC

Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Act discussed above. For example:

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Issuance of Securities other than Common Stock.  BDC’s are limited or restricted as to the type of securities other than common stock that they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company’s net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain “asset coverage” tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company’s investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means. The Company previously issued shares of preferred stock and convertible debentures that were deemed to be “senior securities” as defined under the Act.   While these instruments no longer exist on the Company’s books, the Company’s withdrawal as a BDC would permit the use of preferred stock and convertible debentures to be part of the Company’s capitalization.

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Related Party Transactions. The Act significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC’s, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation’s best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company’s directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party’s relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

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Business Focus. The nature of the Company’s business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring controlling interests in companies. The Board believes that BDC regulation would be inappropriate for such activities.

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Issuance of Common Stock. By virtue of its BDC election, the Company may not issue new shares of Common Stock at a per share price less than the then net asset value per share of outstanding Common Stock without prior stockholder approval. Conceivably, the market prices for “BDC” stock could be lower than net asset value, making it much more difficult for the BDC to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company’s Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value.  The Company has not sold stock below net asset value; however, given the historical volatility of the Company’s stock and the need to fund the ongoing investment into subsidiaries, the need to sell stock at prevailing market prices could result in future sales of stock below net asset value.

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Compensation of Executives. The Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of Restricted Stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

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Eligible Investments. As a BDC, the Company may not acquire any asset other than “Qualifying Assets” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the “70% test”).  Qualifying, or “eligible” investments are typically going to be small cap (non marginable) or privately held companies.  Foreign (non U.S.) companies are excluded as qualifying investments by definition.  Because of the limitations on the type of investments the Company may make, as well as the Company’s total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.  The Company recently concluded the acquisition of Global Travel Partners, a Nevada corporation, which has a controlling interest in two non-US companies.  The Company has also entered into a non-binding letter of intent to invest in one other non-U.S. company.  The effect of these transactions may result in the Company falling out of compliance with the 70% mandate of the 1940 Act.

Moreover, the Company must incur significant general and administrative costs in order to comply with the regulations imposed by the Act. Management devotes considerable time to issues relating to compliance with the Act and the Company incurs legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on the Act compliance matters could be utilized more productively if devoted to the operation of the Company’s business. The Board has determined that the costs of compliance with the Act are substantial, especially when compared to the Company’s relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Act altogether.

In addition, the Board believes the Act provides the following requirements which would not be required if the election were withdrawn:

(a)

GTREX owns 100% of all of its portfolio companies.  As a BDC, the Company is precluded from consolidating the operations and balance sheets of these entities with the parent company financial statements.  If the Company were no longer under the reporting guidelines of the 1940 Act, the Company would be able to utilize the equity method of accounting, which allows the consolidation of subsidiary and parent company financials;

(b)

Many of the Company’s investments will be in foreign companies.  Currently the Company is limited in the amount of investments it may make in foreign companies, under the Act;

(c)

The Company is currently prohibited from raising capital through the issuance and sale of stock if it is sold below NAV.  If the Company withdraws its election, it can raise money through the sale of its stock based on fair market value, even if that value is less than NAV;

(d)

The Company can utilize debt with greater flexibility.  Currently the Company must have an asset to debt ratio of 2:1 net asset to senior security.  As a result, the Company is precluded from issuing debt instruments where there would be insufficient asset coverage.  Freed from this restriction, the Company would be able to consider additional financing options that include debt.

(e)

The Company could use preferred stock or derivative instruments to make acquisitions or raise capital.  The 1940 Act places strict rules on the issuance and structure of senior securities.  In addition to the 2:1 net asset coverage discussed above, derivative or conversion features require shareholder approval prior to issuance and impose the guidelines of Section 61 of the Act on any such issuance.  As a result, the Company is limited in the nature and size of any senior security issuance.

(f)

The Company could use a stock compensation plan to compensate directors and others for services rendered; and

(g)

The Company could more easily engage in affiliated transactions that could benefit the Company.

The Board believes that the above reasons, among others, suggest that the restrictions of the Act may have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Act would be to withdraw the Company’s election to be treated as a BDC.  However, there are no assurances that withdrawal of its election to be treated as a BDC will have a beneficial effect on the Company.

Effect of Election to Withdrawal as a BDC on the Company’s Financial Statements

In the event that the Board withdraws the Company’s election to be treated as a BDC and becomes an operating company, the fundamental nature of the Company’s business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating businesses, with the goal of generating income from the operations of those businesses.

 The election to withdraw the Company as a BDC under the Act will result in a significant change in the Company’s method of accounting. The differences in accounting methods are as follows:

(a)

If the election occurs the Company will need to report its investments in its subsidiaries and other investments on the historical cost method, as none of the subsidiaries or investment holdings of Company’s are publicly traded with listed market prices. The Company will undertake to have its subsidiaries audited and consolidated with the Company.

(b)

BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDC’s to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company’s intent with respect to the period of time it intends to hold the investment. Change in the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of it holdings as they occur. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC’s.

(c)

Pursuant to APB 20 par. 34 in reporting the changes in a reporting entity, if the Board concludes that accounting changes which result in financial statements that were in effect provide unclear past financial performance, previous financial statements will be reported by restating the financial statements of all prior periods presented in order to show financial information for the new reporting entity for all periods.

(d)

Once the BDC election is withdrawn, the Company will be eligible to report its financial results under Regulation S-B, applicable to small business issuers.  While the nature of financial information will not materially change, the Company will be reporting balance sheet data for only the current period.  All other financial statements will be presented for the current period and the same period of the immediately preceding year.  As a BDC, the Company has been required to report under Regulation S-X, which mandates, among other things, an additional year of disclosure on all financial statements.

The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

Adverse Effect on Shareholders if Election is Withdrawn.

If the election to be treated as a BDC is withdrawn, shareholders may be adversely affected.  The shareholders rights that will be lost include a requirement that a majority of the Board of Directors be independent of management.  In addition, the Company will no longer have restrictions on investments and stock issuance, and officers and directors can receive stock of the Company.

Past Violations not Cured by Withdrawing Election.

Approval of the withdrawing of the election to be treated as a BDC does not cure any past violations that may have occurred.  If there were any violations of the securities laws, remedies for shareholders can include a rescission of a shareholder’s investment, fines and penalties, and removal of officers and directors from office.  Some remedies, such as rescission, may not be effective if offered, since many shareholders who originally purchased stock from the Company may have resold their interest and no longer be shareholders of the Company,

Purpose of the Proposal; Need for Stockholder Approval

Section 58 of the Investment Company Act of 1940 provides that a BDC may not de-register as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities.   Delaware law requires that owners of 51% of the common stock approve the proposal for the proposal to be adopted.   It is not sufficient that 51% of those who attend the meeting in person or by proxy approve the proposal.  The proposal must be approved by 51% of all shares outstanding.  All broker non-votes will be considered a vote against the proposal.

Vote Required; Board Recommendation

RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S PROPOSAL TO WITHDRAW AS A BDC.

The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors of

GTREX CAPITAL, INC.

By: /s/ Christopher Berlandier Christopher Berlandier Chairman of the Board Aliso Viejo, California Dated: May 31, 2006

REVOCABLE PROXY

GTREX CAPITAL, INC.

Proxy for the Annual Meeting of Stockholders

To be held June 30, 2006

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher Berlandier, proxy, with full power of substitution, to vote all shares of stock of GTREX Capital, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, June 30, 2006, at 10:00 a.m., local time, at the Company's offices located at 65 Enterprise, Aliso Viejo, CA 92656, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof, and upon which the persons named as attorneys in the proxies may exercise discretion under applicable law.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4.

1. Proposal to elect Five (5) members to the Board of Directors for the specified term or until his successor is elected and qualified:

	FOR	AGAINST	ABSTAIN
Christopher Berlandier	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
Robert McCoy	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
James Bickel	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
Gary Nerison	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
Douglas Perkins	[ ]	[ ]	[ ]

2. Proposal to ratify the appointment of Chisholm, Bierwolf and Nilson as independent public accountants for the Company for the year ending December 31, 2006.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. Proposal to ratify the appointment of Parsons Law Firm as legal counsel.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.  Proposal to withdraw the Company’s election as a Business Development Company as defined by the Investment Company Act of 1940:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

Signature ____________________________________________

Name _______________________________________________

Number of voting shares _______________________________

Date __________________________

[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

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